EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Form 8-K of our report, dated January 31, 1996, except for Notes 10 and 21, as to which the date is April 22, 1996, on the consolidated financial statements of F&M National Corporation as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995.

                                                    Yount, Hyde & Barbour, P.C.

Winchester, Virginia
July 1, 1996